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                                                                     EXHIBIT 3.3


                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                           DOGWOOD TREE CAPITAL CORP.



     Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its Articles of Incorporation:


FIRST: Amendment adopted: ARTICLE I is amended in its entirety to read as follows:

                                "CORPORATE NAME

     The name of the Corporation is EntrePort Corporation."

SECOND: The date of the amendment's adoption is:  March 24, 1999.

THIRD:  Adoption of Amendment:

        The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.


     Signed this 24th day of March, 1999.


                                      /s/ David J. D'Arcangelo
                                      -------------------------------------
                                      DAVID J. D'ARCANGELO, President